EXHIBIT 99

Investor Relations	Public Service Enterprise Group 80 Park Plaza, T4 Newark, NJ 07102

CONTACT:
Media Relations Marijke.Shugrue@pseg.com 908-531-4253	Investor Relations Carlotta.Chan@pseg.com 973-430-6565

PSEG ANNOUNCES 2021 RESULTS

$1.29 PER SHARE NET LOSS FROM PSEG POWER FOSSIL SALE CHARGES

$3.65 PER SHARE NON-GAAP OPERATING EARNINGS

Narrows 2022 Guidance Range to non-GAAP Operating Earnings of $3.35 – $3.55 Per Share

PSEG Fossil Sale Completed, Supporting Increased Regulated Earnings Contribution

(February 24, 2022 – Newark, NJ) Public Service Enterprise Group (PSEG) reported a 2021 Net Loss of $648 million, or $1.29 per share, compared to Net Income of $1,905 million, or $3.76 per share for 2020. Non-GAAP Operating Earnings for 2021 were $1,853 million, or $3.65 per share, compared to $1,741 million, or $3.43 per share for 2020.

PSEG also reported Net Income for the fourth quarter of 2021 of $445 million, or $0.88 per share. This compares to Net Income of $431 million, or $0.85 per share in 2020’s fourth quarter. Non-GAAP Operating Earnings for the fourth quarter of 2021 were $352 million, or $0.69 per share, compared to fourth quarter 2020 non-GAAP Operating Earnings of $329 million, or $0.65 per share. Non-GAAP results for 2021’s fourth quarter and full year exclude items shown in Attachments 8 and 9.

“We are pleased to report strong operating and financial results for 2021, marking the 17th year in a row that PSEG has delivered results within management’s original or raised non-GAAP Operating Earnings guidance,” said Ralph Izzo, Chairman, President and Chief Executive Officer. For 2021, PSE&G Net Income increased by 9% above 2020 results, to $2.85 per share and contributed approximately 80% of PSEG’s consolidated non-GAAP Operating Earnings.

PSEG Power has completed the Fossil sale to ArcLight Capital Partners, LLC, having obtained all required federal and state regulatory approvals. This closing, in addition to other key priorities achieved during 2021, will contribute to our robust set of opportunities going forward. We outlined several of these accomplishments at our 2021 Investor Conference, built around a 2022 PSEG business mix that is 90% regulated. This improved platform has enabled PSEG to provide a multi-year, earnings growth rate of 5% to 7% from the 2022 guidance midpoint to 2025.

We also announced at last year’s investor conference that we would pursue a $500 million share repurchase program. We have completed half of that program, and intend on executing the remaining $250 million in the near future. The $0.12 per share increase in the annual common dividend, to the indicative rate of $2.16 per share for 2022, goes into effect in this first quarter and demonstrates our confidence in the durability of

PSEG’s growth strategy and commitment to financial discipline that has enabled us to pay a common dividend for 115 years and counting.

We also advanced our Environmental, Social and Governance leadership in 2021 by accelerating and expanding PSEG’s climate goals by 20 years to Net Zero 2030 – for our entire operations – and signed onto the U.N.-backed Race to Zero campaign that will validate science-based targets for our Scopes 1, 2 and 3 emission reduction goals. PSEG Power is ranked among the top ten producers of carbon-free energy in the U.S., and has a coal-free fuel mix. PSEG was recently named to JUST Capital’s 2022 JUST 100 ranking of America’s Most Just Companies, and was added to the 2022 Bloomberg Gender-Equality Index.”

The following tables provide a reconciliation of PSEG’s Net Income/(Loss) to non-GAAP Operating Earnings for the full year and the fourth quarter. See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED (unaudited)

Full-Year Comparative Results	Income ($ millions)		Diluted Earnings (Per Share)
	2021	2020	2021	2020
Net Income (Loss)	$(648)	$1,905	$(1.29)	$3.76
Reconciling Items	2,501	(164)	4.96	(0.33)
Share Differential	—	—	(0.02)	—

Non-GAAP Operating Earnings	$1,853	$1,741	$3.65	$3.43

Average Shares			504	507

PSEG CONSOLIDATED (unaudited)

4th Quarter Comparative Results	Income ($ millions)		Diluted Earnings (Per Share)
	2021	2020	2021	2020
Net Income	$445	$431	$0.88	$0.85
Reconciling Items	(93)	(102)	(0.19)	(0.20)

Non-GAAP Operating Earnings	$352	$329	$0.69	$0.65

Average Shares			508	508

The Net Loss reported for full year 2021 reflects a PSEG Power pre-tax impairment loss of approximately $2.7 billion, taken in connection with the Fossil sale announced in August 2021.

As previously noted, PSEG’s five-year, 2021-2025 capital investment program is estimated to be in a range of $15 billion to $17 billion, with approximately 90%, or $14 billion – $16 billion, allocated to PSE&G. This plan is expected to produce 6.5% to 8% compound annual growth in rate base over that five-year period. We also expect that our strong cash flow, enhanced financial flexibility and solid investment grade ratings will enable us to fund the $15 billion – $17 billion program – as well as our planned offshore wind investment in Ocean Wind 1 through 2025 – without the need to issue new equity.

The following table outlines PSEG’s 2021 non-GAAP Operating Earnings by subsidiary and expectations for 2022. PSEG is narrowing the range of its existing 2022 full-year guidance for non-GAAP Operating Earnings to $3.35 to $3.55 per share, from the $3.30 to $3.60 per share initiated in September 2021. The subsidiary guidance ranges for 2022 are narrower, with a slightly higher midpoint at PSE&G that is 6% above 2021 results, and reflects a more predictable earnings profile and improved business mix overall.

We are providing 2022 non-GAAP Operating Earnings guidance for PSE&G, with an updated description of the remaining business activities for our nuclear generating fleet, investments in regional offshore wind, gas operations, PSEG Long Island contracts, other investments including Kalaeloa, as well as parent financing costs to be described as Carbon-Free, Infrastructure and Other. Non-GAAP Operating Earnings for Carbon-Free, Infrastructure and Other are forecast at $170 million – $220 million for 2022.

PSEG’s 2022 Operating Earnings guidance excludes results from operations related to the Fossil assets held for sale. All free cash flow generated from the Fossil units translates to an adjustment in the purchase price paid by ArcLight.

PSEG 2022 Non-GAAP Operating Earnings Guidance and

2021 Non-GAAP Operating Earnings Results

($ millions, except EPS)	2022E	2021A
PSE&G	$1,510 - $1,560	$1,446
Carbon-Free, Infrastructure & Other	170 - 220	—
PSEG Power	—	438
PSEG Enterprise/Other	—	(31)

PSEG non-GAAP Operating Earnings	$1,680 - $1,780	$1,853

PSEG Non-GAAP Operating EPS	$3.35 - $3.55	$3.65

E = Estimate    A = Actual

Results and Outlook by Operating Subsidiary

PSE&G

Public Service Electric and Gas

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)	4Q 2021	4Q 2020	FY 2021	FY 2020
Net Income	$271	$291	$1,446	$1,327
Earnings Per Share	$0.53	$0.58	$2.87	$2.62
Non-GAAP Operating EPS	$0.53	$0.58	$2.85	$2.62

For the full-year 2021, PSE&G Net Income rose by $119 million, or by approximately 9%, compared with 2020 full-year results. For the fourth quarter of 2021, net Transmission margin was $0.01 per share lower compared with the year-earlier quarter, reflecting the formula rate settlement implemented earlier in 2021, partly offset by growth in rate base and a benefit from O&M timing. Gas margin was $0.03 per share favorable, reflecting GSMP roll-ins and the implementation of the Conservation Incentive Program (CIP) compared to last fourth quarter. Electric margin was $0.01 per share higher compared to the fourth quarter of 2020, also reflecting adoption of the CIP. Operation and maintenance expense was $0.01 per share unfavorable versus the year-earlier quarter. Higher distribution depreciation expense reduced results by $0.01 per share, reflecting higher plant in service. Lower pension expense added $0.02 per share versus the year-ago quarter. Flow through taxes and Other were $0.08 per share unfavorable, reversing similar positive impacts in taxes in second and third quarter 2021 Net Income.

During 2021, the New Jersey Board of Public Utilities (BPU) authorized a $707 million investment in PSE&G’s CEF-Energy Cloud (smart meter) program and a $166 million investment in Electric Vehicle charging infrastructure. These approvals, combined with the BPU’s approval of the $1 billion CEF-Energy Efficiency (CEF-EE) program in September 2020, represent the vast majority of our Clean Energy Future filing. The BPU is expected to address the balance of the CEF filing, including medium and heavy-duty electric vehicles and energy storage, in conjunction with future stakeholder proceedings on each of these initiatives.

PSE&G fully executed on its 2021 planned $2.7 billion electric and gas infrastructure capital spending program to upgrade transmission and distribution facilities, enhance reliability and increase resiliency, and launch its Clean Energy Future programs. In November 2021, PSEG filed for approval of an Infrastructure Advancement Program (IAP) with the BPU. The IAP proposes an $848 million investment program made over four years to improve the reliability of the “last mile” of our electric distribution system; address aging substations and gas metering and regulating stations; and invest in electric vehicle charging infrastructure at our facilities to support the electrification of PSE&G’s vehicle fleet. Based on the status of the proceeding, BPU action is anticipated in autumn 2022.

The New Jersey economy continued to recover from COVID-related restrictions throughout 2021, as more people returned to work outside the home and commercial activity stabilized. For the full year, weather normalized total electric sales were flat versus 2020 and total gas sales (weather normalized) were slightly higher, up 0.3% over 2020. However, with the CIP now in effect for electric and gas, growth in the number of customers, not sales, will drive Net Income for the utility. The number of Electric and Gas customers rose by approximately 1% each in 2021.

PA Consulting recently recognized PSE&G with the ReliabilityOne® Award for the 20th consecutive year as the Most Reliable Electric Utility in the Mid-Atlantic region.

PSE&G Net Income for 2022 is forecasted at $1,510 million – $1,560 million and reflects the benefit of contemporaneously recovered investments and the full-year benefit of the CIP.

PSEG Power

PSEG Power

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)	4Q 2021	4Q 2020	FY 2021	FY 2020
Net Income (Loss)	$199	$157	$(2,056)	$594
Earnings (Loss) Per Share (EPS)	$0.40	$0.30	$(4.09)	$1.17
Non-GAAP Operating Earnings	$106	$55	$438	$430
Non-GAAP EPS	$0.21	$0.10	$0.86	$0.84
Non-GAAP Adjusted EBITDA	$179	$182	$896	$990

For the fourth quarter of 2021, Net Income was impacted by lower gains on NDT fund-related activity, higher mark-to-market gains, and additional charges related to the Fossil sales; Net Income and non-GAAP Operating Earnings benefited from the cessation of depreciation expense on the Fossil assets held for sale and lower interest expense following the redemption of all remaining long-term debt at PSEG Power in October 2021.

Total generation output for the fourth quarter of 13.3 TWh was 9% higher than in the fourth quarter of 2020. The nuclear fleet operated at an average capacity factor of 88.5% during the quarter, producing 7.6 TWh, which represented 57% of total generation. The CCGT fleet produced 5.7 TWh of output and operated at a 49.4% capacity factor. For the full-year, 2021 generation totaled 54 TWh, up 2% over 2020. The nuclear fleet operated at an average capacity factor of 91.9% for the full year, and produced over 31 TWh of carbon-free, base load power, representing 58% of total generation.

PSEG is forecasting total baseload nuclear generation of 31 TWh for the full year of 2022, hedged 95%-100% at an average price of $29 per MWh. For 2023, total nuclear generation is forecasted to be 31 TWh and is 85%-90% hedged at an average price of $28 per MWh; and for 2024, total nuclear generation is forecasted to be 30 TWh and is hedged 45%-50% at an average price of $31 per MWh.

PSEG Enterprise/Other

PSEG Enterprise/Other

Fourth Quarter & Full Year Comparative Results

($ millions, except EPS)	4Q 2021	4Q 2020	FY 2021	FY 2020
Net Loss	$(25)	$(17)	$(38)	$(16)
Loss Per Share (EPS)	$(0.05)	$(0.03)	$(0.07)	$(0.03)
Non-GAAP Operating Loss	$(25)	$(17)	$(31)	$(16)
Non-GAAP Loss Per Share	$(0.05)	$(0.03)	$(0.06)	$(0.03)

PSEG Enterprise/Other reported a Net Loss that increased by $0.02 per share compared with the fourth quarter of 2020, and reflects higher contributions to PSEG Foundation, higher interest expense, and other.

Public Service Enterprise Group Inc. (PSEG) (NYSE: PEG) is a publicly traded diversified energy company with approximately 13,000 employees. Headquartered in Newark, N.J., PSEG’s principal operating subsidiaries are Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island. PSEG is a Fortune 500 company included in the S&P 500 Index and has been named to the Dow Jones Sustainability Index for North America for 14 consecutive years (https://corporate.pseg.com).

From time to time, PSEG, PSE&G and PSEG Power release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com.

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

Management believes the presentation of non-GAAP Adjusted EBITDA for PSEG Power is useful to investors and other users of our financial statements in evaluating operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Management also believes that non-GAAP Adjusted EBITDA is widely used by investors to measure operating performance without regard to items such as income tax expense, interest expense and depreciation and amortization, which can vary substantially from company to company depending upon, among other things, the book value of assets, capital structure and whether assets were constructed or acquired. Non-GAAP Adjusted EBITDA also allows investors and other users to assess the underlying financial performance of our fleet before management’s decision to deploy capital. Non-GAAP Adjusted EBITDA excludes the same items as our non-GAAP Operating Earnings measure as well as income tax expense, interest expense and depreciation and amortization.

See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA. The presentation of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward-looking nature of non-GAAP Operating Earnings and non-GAAP Adjusted EBITDA guidance, PSEG is unable to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in Item 1A. Risk Factors, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), Item 8. Financial Statements and Supplementary Data—Note 15. Commitments and Contingent Liabilities, and other filings we make with the United States Securities and Exchange Commission (SEC), including our subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and solar and wind generation projects;
•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism, sabotage, cyberattack or other incidents, including pandemics such as the ongoing coronavirus pandemic, that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;
•	disruptions or cost increases in our supply chain, including labor shortages;
•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;
•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;
•	the impact of the ongoing coronavirus pandemic;
•	failure to attract and retain a qualified workforce;
•	inflation, including increases in the costs of equipment, materials, fuel and labor;
•	the impact of our covenants in our debt instruments on our business;
•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements;
•	the failure to complete, or delays in completing, the Ocean Wind offshore wind project and the failure to realize the anticipated strategic and financial benefits of this project;
•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;
•	our ability to obtain adequate fuel supply;
•	market risks impacting the operation of our generating stations;
•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;
•	third-party credit risk relating to our sale of generation output and purchase of fuel;
•	any inability of PSEG Power to meet its commitments under forward sale obligations;
•	reliance on transmission facilities to maintain adequate transmission capacity for our power generation fleet;
•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;
•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;
•

the absence of a long-term legislative or other solution for our New Jersey nuclear plants that sufficiently values them for their carbon-free, fuel diversity and resilience attributes, or the impact of the current or subsequent payments for such attributes being materially adversely modified through legal proceedings;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;
•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;
•	delays in receipt of, or an inability to receive, necessary licenses and permits; and
•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

In August 2021, PSEG entered into two agreements to sell PSEG Power’s 6,750 MW fossil generating portfolio to newly formed subsidiaries of ArcLight Energy Partners Fund VII, L.P., a fund controlled by ArcLight Capital Partners, LLC. In February 2022, PSEG completed the sale of this fossil generating portfolio. As a result, risks highlighted in these forward-looking statements that relate solely to this 6,750 MW fossil generating portfolio, except for those related to certain assets and liabilities excluded from the sale transactions, primarily for obligations under environmental regulations, including possible remediation obligations under the New Jersey Industrial Site Recovery Act and the Connecticut Transfer Act, are no longer relevant to our business.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended December 31, 2021

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$3,056	$(208)	$1,715	$1,549
OPERATING EXPENSES
Energy Costs	1,004	(363)	632	735
Operation and Maintenance	858	133	453	272
Depreciation and Amortization	270	9	230	31
Losses on Asset Dispositions and Impairments	22	—	—	22

Total Operating Expenses	2,154	(221)	1,315	1,060
OPERATING INCOME	902	13	400	489
Income from Equity Method Investments	4	—	—	4
Net Gains (Losses) on Trust Investments	70	2	1	67
Other Income (Deductions)	5	(20)	16	9
Net Non-Operating Pension and OPEB Credits (Costs)	82	5	65	12
Loss on Extinguishment of Debt	(298)	—	—	(298)
Interest Expense	(134)	(25)	(101)	(8)

INCOME (LOSS) BEFORE INCOME TAXES	631	(25)	381	275
Income Tax Expense	(186)	—	(110)	(76)

NET INCOME (LOSS)	$445	$(25)	$271	$199

Reconciling Items Excluded from Net Income (Loss)(b)	(93)	—	—	(93)

OPERATING EARNINGS (non-GAAP)	$352	$(25)	$271	$106

Earnings Per Share
NET INCOME (LOSS)	$0.88	$(0.05)	$0.53	$0.40

Reconciling Items Excluded from Net Income (Loss)(b)	(0.19)	—	—	(0.19)

OPERATING EARNINGS (non-GAAP)	$0.69	$(0.05)	$0.53	$0.21

	Three Months Ended December 31, 2020

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$2,402	$(192)	$1,609	$985
OPERATING EXPENSES
Energy Costs	780	(340)	588	532
Operation and Maintenance	861	137	439	285
Depreciation and Amortization	329	7	230	92
Gain on Asset Dispositions	(1)	—	(1)	—

Total Operating Expenses	1,969	(196)	1,256	909
OPERATING INCOME	433	4	353	76
Income from Equity Method Investments	4	—	—	4
Net Gains (Losses) on Trust Investments	166	3	1	162
Other Income (Deductions)	34	(5)	27	12
Net Non-Operating Pension and OPEB Credits (Costs)	63	4	51	8
Interest Expense	(147)	(21)	(97)	(29)

INCOME (LOSS) BEFORE INCOME TAXES	553	(15)	335	233
Income Tax Expense	(122)	(2)	(44)	(76)

NET INCOME (LOSS)	$431	$(17)	$291	$157

Reconciling Items Excluded from Net Income (Loss)(b)	(102)	—	—	(102)

OPERATING EARNINGS (non-GAAP)	$329	$(17)	$291	$55

Earnings Per Share
NET INCOME (LOSS)	$0.85	$(0.03)	$0.58	$0.30

Reconciling Items Excluded from Net Income (Loss)(b)	(0.20)	—	—	(0.20)

OPERATING EARNINGS (non-GAAP)	$0.65	$(0.03)	$0.58	$0.10

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Year Ended December 31, 2021

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$9,722	$(547)	$7,122	$3,147
OPERATING EXPENSES
Energy Costs	3,499	(1,167)	2,688	1,978
Operation and Maintenance	3,226	551	1,692	983
Depreciation and Amortization	1,216	32	928	256
(Gains) Losses on Asset Dispositions and Impairments	2,637	—	(4)	2,641

Total Operating Expenses	10,578	(584)	5,304	5,858
OPERATING INCOME (LOSS)	(856)	37	1,818	(2,711)
Income from Equity Method Investments	16	—	—	16
Net Gains (Losses) on Trust Investments	194	5	2	187
Other Income (Deductions)	98	(19)	88	29
Non-Operating Pension and OPEB Credits (Costs)	328	17	264	47
Loss on Extinguishment of Debt	(298)	—	—	(298)
Interest Expense	(571)	(91)	(402)	(78)

INCOME (LOSS) BEFORE INCOME TAXES	(1,089)	(51)	1,770	(2,808)
Income Tax Benefit (Expense)	441	13	(324)	752

NET INCOME (LOSS)	$(648)	$(38)	$1,446	$(2,056)

Reconciling Items Excluded from Net Income (Loss)(b)	2,501	7	—	2,494

OPERATING EARNINGS (non-GAAP)	$1,853	$(31)	$1,446	$438

Earnings Per Share
NET INCOME (LOSS)	$(1.29)	$(0.07)	$2.87	$(4.09)

Reconciling Items Excluded from Net Income (Loss) (b)	4.96	0.01	—	4.95
Share Differential (b)	(0.02)	—	(0.02)	—

OPERATING EARNINGS (non-GAAP)	$3.65	$(0.06)	$2.85	$0.86

	Year Ended December 31, 2020

	PSEG	PSEG Enterprise/ Other (a)	PSE&G	PSEG Power
OPERATING REVENUES	$9,603	$(639)	$6,608	$3,634
OPERATING EXPENSES
Energy Costs	3,056	(1,234)	2,469	1,821
Operation and Maintenance	3,115	537	1,614	964
Depreciation and Amortization	1,285	30	887	368
Gains on Asset Dispositions	(123)	—	(1)	(122)

Total Operating Expenses	7,333	(667)	4,969	3,031
OPERATING INCOME	2,270	28	1,639	603
Income from Equity Method Investments	14	—	—	14
Net Gains (Losses) on Trust Investments	253	9	3	241
Other Income (Deductions)	115	(5)	108	12
Non-Operating Pension and OPEB Credits (Costs)	249	11	205	33
Interest Expense	(600)	(91)	(388)	(121)

INCOME (LOSS) BEFORE INCOME TAXES	2,301	(48)	1,567	782
Income Tax Benefit (Expense)	(396)	32	(240)	(188)

NET INCOME (LOSS)	$1,905	$(16)	$1,327	$594

Reconciling Items Excluded from Net Income (Loss)(b)	(164)	—	—	(164)

OPERATING EARNINGS (non-GAAP)	$1,741	$(16)	$1,327	$430

Earnings Per Share
NET INCOME (LOSS)	$3.76	$(0.03)	$2.62	$1.17

Reconciling Items Excluded from Net Income (Loss)(b)	(0.33)	—	—	(0.33)

OPERATING EARNINGS (non-GAAP)	$3.43	$(0.03)	$2.62	$0.84

(a)	Includes activities at Energy Holdings, PSEG Long Island and the Parent as well as intercompany eliminations.
(b)

See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP) and the impact of using different share amounts (Share Differential) for calculating earnings per share for PSEG’s consolidated GAAP Net Income (Loss) versus consolidated Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	December 31,	December 31,
	2021	2020
DEBT
Commercial Paper and Loans	$3,519	$1,063
Long-Term Debt*	15,919	16,180

Total Debt	19,438	17,243
STOCKHOLDERS’ EQUITY
Common Stock	5,045	5,031
Treasury Stock	(896)	(861)
Retained Earnings	10,639	12,318
Accumulated Other Comprehensive Loss	(350)	(504)

Total Stockholders’ Equity	14,438	15,984

Total Capitalization	$33,876	$33,227

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Year Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(648)	$1,905
Adjustments to Reconcile Net Income (Loss) to Net Cash Flows From Operating Activities	2,384	1,197

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,736	3,102

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(2,244)	(2,676)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	799	(30)

Net Change in Cash, Cash Equivalents and Restricted Cash	291	396
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	572	176

Cash, Cash Equivalents and Restricted Cash at End of Period	$863	$572

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

December 31, 2021

Electric Sales
Sales (millions kWh)	Three Months Ended	Change vs. 2020	Year Ended	Change vs. 2020
Residential	2,799	(1%)	13,955	(0%)
Commercial & Industrial	6,268	0%	25,873	2%
Other	99	1%	343	(1%)

Total	9,166	(0%)	40,171	1%

Gas Sold and Transported
Sales (millions therms)	Three Months Ended	Change vs. 2020	Year Ended	Change vs. 2020
Firm Sales
Residential Sales	399	(10%)	1,432	1%
Commercial & Industrial	264	(7%)	990	3%

Total Firm Sales	663	(8%)	2,422	2%

Non-Firm Sales*
Commercial & Industrial	227	(2%)	907	(2%)

Total Non-Firm Sales	227		907

Total Sales	890	(7%)	3,329	1%

*	Contract Service Gas rate included in non-firm sales

Weather Data*
	Three Months Ended	Change vs. 2020	Year Ended	Change vs. 2020
THI Hours - Actual	817	N/A	21,266	14%
THI Hours - Normal	427		16,799
Degree Days - Actual	1,230	(15%)	4,121	(2%)
Degree Days - Normal	1,593		4,646

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

PSEG POWER LLC

Generation Measures(1)

(Unaudited)

	GWhr Breakdown Three Months Ended December 31,		GWhr Breakdown Year Ended December 31,
	2021	2020	2021	2020
Nuclear - NJ	4,945	4,371	20,024	19,862
Nuclear - PA	2,617	2,384	11,134	10,896

Total Nuclear	7,562	6,755	31,158	30,758
Fossil - Natural Gas - NJ	2,109	1,998	8,725	8,676
Fossil - Natural Gas - NY	1,431	1,340	5,305	4,976
Fossil - Natural Gas - MD	1,284	1,224	4,940	4,956
Fossil - Natural Gas - CT	901	832	3,675	3,618

Total Natural Gas(2)	5,725	5,394	22,645	22,226
Fossil - Coal	(1)	(4)	243	(20)

	13,286	12,145	54,046	52,964

	% Generation by Fuel Type Three Months Ended December 31,		% Generation by Fuel Type Year Ended December 31,
	2021	2020	2021	2020
Nuclear - NJ	37%	36%	37%	38%
Nuclear - PA	20%	20%	21%	21%

Total Nuclear	57%	56%	58%	59%
Fossil - Natural Gas - NJ	16%	16%	16%	16%
Fossil - Natural Gas - NY	11%	11%	10%	9%
Fossil - Natural Gas - MD	9%	10%	9%	9%
Fossil - Natural Gas - CT	7%	7%	7%	7%

Total Natural Gas(2)	43%	44%	42%	41%
Fossil - Coal	0%	0%	0%	0%

	100%	100%	100%	100%

(1)	Indicates Period Net Generation, negative value reflects more GWh required to operate plants than were generated. Excludes Solar and Kalaeloa.
(2)	Includes several units that are dual fuel for oil.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Weighted Average Common Shares Outstanding (millions)*
Basic	504	504	504	504
Diluted	508	508	504	507
Stock Price at End of Period			$66.73	$58.30
Dividends Paid per Share of Common Stock	$0.51	$0.49	$2.04	$1.96
Dividend Yield			3.1%	3.4%
Book Value per Common Share			$28.67	$31.72
Market Price as a Percent of Book Value			233%	184%

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results.

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	($ millions, Unaudited)
Net Income (Loss)	$445	$431	$(648)	$1,905
(Gain) Loss on Nuclear Decommissioning Trust (NDT)
Fund Related Activity, pre-tax (PSEG Power)	(62)	(158)	(178)	(231)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a) (PSEG Power)	(378)	(1)	620	81
Plant Retirements, Dispositions and Impairments, pre-tax (PSEG Power)(b)	308	—	2,940	(122)
Oil Lower of Cost or Market (LOCOM) adjustment, pre-tax (PSEG Power)	—	(9)	—	2
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	10	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	39	66	(891)	106

Operating Earnings (non-GAAP)	$352	$329	$1,853	$1,741

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	508	508	504	507

	($ Per Share Impact—Diluted, Unaudited)

Net Income (Loss)	$0.88	$0.85	$(1.29)	$3.76
(Gain) Loss on NDT Fund Related Activity, pre-tax (PSEG Power)	(0.12)	(0.31)	(0.35)	(0.46)
(Gain) Loss on MTM, pre-tax(a) (PSEG Power)	(0.75)	—	1.23	0.16
Plant Retirements, Dispositions and Impairments, pre-tax (PSEG Power)(b)	0.61	—	5.83	(0.24)
Oil LOCOM adjustment, pre-tax (PSEG Power)	—	(0.02)	—	—
Lease Related Activity, pre-tax (PSEG Enterprise/Other)	—	—	0.02	—
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	0.07	0.13	(1.77)	0.21
Share Differential(d)	—	—	(0.02)	—

Operating Earnings (non-GAAP)	$0.69	$0.65	$3.65	$3.43

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Fourth quarter and full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power’s debt and other non-cash debt extinguishment costs.

(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.

(d)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item, “Share Differential,” has been added to the year to date results to reconcile the two EPS calculations.

Attachment 9

PSEG Power Operating Earnings (non-GAAP) and Adjusted EBITDA (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	($ millions, Unaudited)
Net Income (Loss)	$199	$157	$(2,056)	$594
(Gain) Loss on NDT Fund Related Activity, pre-tax	(62)	(158)	(178)	(231)
(Gain) Loss on MTM, pre-tax (a)	(378)	(1)	620	81
Plant Retirements, Dispositions and Impairments, pre-tax(b)	308	—	2,940	(122)
Oil LOCOM adjustment, pre-tax	—	(9)	—	2
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	39	66	(888)	106

Operating Earnings (non-GAAP)	$106	$55	$438	$430
Depreciation and Amortization, pre-tax (d)	29	89	247	360
Interest Expense, pre-tax (d) (e)	7	28	75	118
Income Taxes (d)	37	10	136	82

Adjusted EBITDA (non-GAAP)	$179	$182	$896	$990

PSEG Fully Diluted Average Shares Outstanding (in millions)(f)	508	508	504	507

(a)	Includes the financial impact from positions with forward delivery months.
(b)

Fourth quarter and full year 2021 amounts include a pre-tax loss of $298 million for the make-whole premium paid upon the early redemption of PSEG Power’s debt and other non-cash debt extinguishment costs.

(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds and the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source.

(d)	Excludes amounts related to Operating Earnings (non-GAAP) reconciling items.
(e)	Net of capitalized interest.
(f)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.

PSEG Enterprise/Other

Operating Earnings (non-GAAP) Reconciliation

Reconciling Items	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	($ millions, Unaudited)
Net Loss	$(25)	$(17)	$(38)	$(16)
Lease Related Activity, pre-tax	—	—	10	—
Income Taxes related to Lease Related Activity(a)	—	—	(3)	—

Operating Earnings (non-GAAP)	$(25)	$(17)	$(31)	$(16)

PSEG Fully Diluted Average Shares Outstanding (in millions)(b)	508	508	504	507

(a)	Income tax effect calculated at a combined leveraged lease effective tax rate.
(b)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for year ended December 31, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.